                                                                     Exhibit 2.1

                                                                  EXECUTION COPY


                             DISTRIBUTION AGREEMENT


                                     between


                             IMS HEALTH INCORPORATED


                                       and


                                  SYNAVANT INC.


                           Dated as of August 31, 2000

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS..........................................................1

   SECTION 1.1        GENERAL..................................................1
   SECTION 1.2        REFERENCES; INTERPRETATION..............................11

ARTICLE II DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS.............11

   SECTION 2.1        THE DISTRIBUTION AND OTHER TRANSACTIONS.................11
   SECTION 2.2        INTERCOMPANY ACCOUNTS AND THIRD PARTY ACCOUNTS..........15
   SECTION 2.3        CASH BALANCES...........................................16
   SECTION 2.4        ASSUMPTION AND SATISFACTION OF LIABILITIES..............16
   SECTION 2.5        RESIGNATIONS............................................17
   SECTION 2.6        NON-SOLICITATION OF EMPLOYEES...........................17
   SECTION 2.7        FURTHER ASSURANCES......................................17
   SECTION 2.8        LIMITED REPRESENTATIONS OR WARRANTIES...................17
   SECTION 2.9        GUARANTEES..............................................18
   SECTION 2.10       WITNESS SERVICES........................................18
   SECTION 2.11       CERTAIN POST-DISTRIBUTION TRANSACTIONS..................18
   SECTION 2.12 TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION; TRANSFERS DEEMED EFFECTIVE AS OF THE DISTRIBUTION DATE..20
   SECTION 2.13       CONVEYANCING AND ASSUMPTION INSTRUMENTS.................20
   SECTION 2.14       ANCILLARY AGREEMENTS....................................20
   SECTION 2.15       CORPORATE NAMES.........................................20
   SECTION 2.16       JOINT BUSINESS OPPORTUNITIES; NON-COMPETITION;
                      PROTECTION OF INFORMATION...............................21

ARTICLE III INDEMNIFICATION...................................................24

   SECTION 3.1        INDEMNIFICATION BY IMS..................................24
   SECTION 3.2        INDEMNIFICATION BY ST...................................24
   SECTION 3.3        PROCEDURES FOR INDEMNIFICATION..........................24
   SECTION 3.4        INDEMNIFICATION PAYMENTS................................25

ARTICLE IV ACCESS TO INFORMATION..............................................26

   SECTION 4.1        PROVISION OF CORPORATE RECORDS..........................26
   SECTION 4.2        ACCESS TO INFORMATION...................................26
   SECTION 4.3        REIMBURSEMENT; OTHER MATTERS............................26
   SECTION 4.4        CONFIDENTIALITY.........................................26
   SECTION 4.5        PRIVILEGED MATTERS......................................27
   SECTION 4.6        OWNERSHIP OF INFORMATION................................28
   SECTION 4.7        LIMITATION OF LIABILITY.................................28
   SECTION 4.8        OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF
                      INFORMATION.............................................28

ARTICLE V ADMINISTRATIVE SERVICES.............................................29

   SECTION 5.1        PERFORMANCE OF SERVICES.................................29
   SECTION 5.2        INDEPENDENCE............................................29
   SECTION 5.3        NON-EXCLUSIVITY.........................................29

ARTICLE VI DISPUTE RESOLUTION.................................................29

   SECTION 6.1        NEGOTIATION.............................................29
   SECTION 6.2        ARBITRATION.............................................30
   SECTION 6.3        CONTINUITY OF SERVICE AND PERFORMANCE...................30


                                       i
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ARTICLE VII INSURANCE.........................................................31

   SECTION 7.1        POLICIES AND RIGHTS INCLUDED WITHIN ASSETS;
                      ASSIGNMENT OF POLICIES..................................31
   SECTION 7.2        POST-DISTRIBUTION DATE CLAIMS...........................31
   SECTION 7.3        ADMINISTRATION; OTHER MATTERS...........................31
   SECTION 7.4        AGREEMENT FOR WAIVER OF CONFLICT AND SHARED DEFENSE.....32
   SECTION 7.5        COOPERATION.............................................32

ARTICLE VIII MISCELLANEOUS....................................................33

   SECTION 8.1        COMPLETE AGREEMENT; CONSTRUCTION........................33
   SECTION 8.2        ANCILLARY AGREEMENTS....................................33
   SECTION 8.3        COUNTERPARTS............................................33
   SECTION 8.4        SURVIVAL OF AGREEMENTS..................................33
   SECTION 8.5        EXPENSES................................................33
   SECTION 8.6        PAYMENTS................................................33
   SECTION 8.7        NOTICES.................................................33
   SECTION 8.8        WAIVERS.................................................34
   SECTION 8.9        AMENDMENTS..............................................34
   SECTION 8.10       ASSIGNMENT..............................................34
   SECTION 8.11       SUCCESSORS AND ASSIGNS..................................34
   SECTION 8.12       TERMINATION.............................................34
   SECTION 8.13       SUBSIDIARIES............................................34
   SECTION 8.14       THIRD PARTY BENEFICIARIES...............................35
   SECTION 8.15       TITLE AND HEADINGS......................................35
   SECTION 8.16       EXHIBITS AND SCHEDULES..................................35
   SECTION 8.17       GOVERNING LAW...........................................35
   SECTION 8.18       CONSENT TO JURISDICTION.................................35
   SECTION 8.19       SEVERABILITY............................................35

                             DISTRIBUTION AGREEMENT

         This DISTRIBUTION AGREEMENT (this "Agreement") is dated as of August 31, 2000, by and between IMS HEALTH INCORPORATED, a Delaware corporation ("IMS"), and SYNAVANT INC., a Delaware corporation, and, prior to the Distribution (as defined herein), a wholly-owned subsidiary of IMS ("ST").

         WHEREAS, IMS, acting through the ST Group (as defined herein), currently conducts a number of businesses, including, without limitation, (i) providing automated sales support technologies to the pharmaceutical industry,
(ii) providing direct marketing services (the "Clark-O'Neill business"), and
(iii) providing direct mail marketing services in Australia (the "Permail business"), and in the past has conducted a number of other businesses through the ST Group or its predecessors which have been discontinued, sold or transferred;

         WHEREAS, the Board of Directors of IMS has determined that it is appropriate, desirable and in the best interests of IMS and its businesses, as well as of the holders of shares of common stock, par value $0.01 per share, of IMS (the "IMS Common Stock"), to reorganize IMS to separate from IMS all of the ST Business (as defined herein) and to cause such ST Business to be owned and conducted, directly or indirectly, by ST (the "Spin-Off");

         WHEREAS, in order to effect the Spin-Off, the Board of Directors of IMS has determined that it is appropriate, desirable and in the best interests of IMS and its businesses, as well as of the holders of IMS Common Stock, for IMS
(i) to take certain steps to reorganize IMS' Subsidiaries (as defined herein) and businesses, including, prior to the Distribution, the consummation of the restructuring steps more fully set forth on Exhibit A hereto and (ii) upon the completion of such reorganization to distribute to the holders of IMS Common Stock all the outstanding shares of common stock, par value $0.01 per share, of ST (the "ST Common Shares"), together with the associated Rights (as defined herein), as set forth herein;

         WHEREAS, each of IMS and ST has determined that it is necessary and desirable, on or prior to the Distribution Date (as defined herein), to allocate and transfer those assets and to allocate and assign responsibility for those liabilities in respect of the activities of the businesses of such entities and those assets and liabilities in respect of other businesses and activities of IMS and its current and former Subsidiaries and other matters; and

         WHEREAS, each of IMS and ST has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such Distribution and to set forth other agreements that will govern certain other matters following the Distribution.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         SECTION 1.1 GENERAL. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

                  (b) "Affiliate" shall mean, when used with respect to a specified person, another person that controls, is controlled by, or is under common control with the person specified. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.

                  (c) "Agent" shall have the meaning set forth in Section
2.1(b).

                  (d) "Agreement" shall have the meaning set forth in the recitals hereto.

                  (e) "Agreement Disputes" shall have the meaning set forth in
Section 6.1.

                  (f) "allocable portion of Insurance Proceeds" shall have the meaning set forth in Section 7.3(c).

                  (g) "allocable share of the deductible" shall have the meaning set forth in Section 7.3(d).

                  (h) "Ancillary Agreements" shall mean all of the written agreements, instruments, assignments or other arrangements (other than this Agreement) entered into in connection with the transactions contemplated hereby, including, without limitation, the Conveyancing and Assumption Instruments, the Employee Benefits Agreement, the Tax Allocation Agreement, the Corporate Services Agreement, the Data and Telecommunications Services Agreement, the Xponent and Pharbase data license agreements, the Shared Transaction Services Agreements and the IMS Bank Guaranty.

                  (i) "Assets" shall mean assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person, including, without limitation, the following:

                           (i) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                           (ii)     all apparatus, computers and other
                                    electronic data processing equipment,
                                    fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

                           (iii) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

                           (iv) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

                           (v) all interests in any capital stock or other equity interests of any Subsidiary or any other person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other person and all other investments in securities of any person;

                           (vi) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

                           (vii)    all deposits, letters of credit and
                                    performance and surety bonds;

                           (viii) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

                           (ix)     all domestic and foreign patents,
                                    copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, mask works, trade secrets, inventions, data bases, other proprietary information and licenses from third persons granting the right to use any of the foregoing;

                           (x) all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

                           (xi) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

                           (xii) all prepaid expenses, trade accounts and other accounts and notes receivable;

                           (xiii) all rights under contracts or agreements, all claims or rights against any person arising from the ownership of any asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

                           (xiv) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

                           (xv) all licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;

                           (xvi) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

                           (xvii) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

                  (j) "Assignee" shall have the meaning set forth in Section 2.1(f).

                  (k) "Business Entity" shall mean any corporation, partnership, limited liability company or other entity which may legally hold title to Assets.

                  (l) "Claims Administration" shall mean the processing of claims made under the Shared Policies, including, without limitation, the reporting of claims to the insurance carriers and the management of the defense of claims.

                  (m) "Clark-O'Neill business" shall have the meaning set forth in the recitals hereto.

                  (n) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

                  (o) "Commission" shall mean the U.S. Securities and Exchange Commission.

                  (p) "Conveyancing and Assumption Instruments" shall mean, collectively, the various agreements, instruments and other documents heretofore entered into and to be entered into to effect the transfer of Assets and the assumption of Liabilities in the manner contemplated by this Agreement, or otherwise arising out of or relating to the transactions contemplated by this Agreement, including, but not limited to, by contribution, assignment or sale, which shall be in substantially the forms attached hereto as Schedule 1.1(p) for transfers to be effected pursuant to New York law or the laws of one of the other states of the United States, or, if not appropriate for a given transfer, and for transfers to be effected pursuant to non-U.S. laws, shall be in such other form or forms as the parties agree and as may be required by the laws of such non-U.S. jurisdictions.

                  (q) "Corporate Services Agreement" shall mean the Corporate Services Agreement by and between IMS and ST, dated as of August 31, 2000.

                  (r) "CTS" shall mean Cognizant Technologies Solutions Corporation.

                  (s) "Data Integrator" shall have the meaning set forth in
Section 2.16(c).

                  (t) "Distribution" shall mean the distribution on the Distribution Date to holders of record of shares of IMS Common Stock as of the Distribution Record Date of the ST Common Shares owned by IMS on the basis of one ST Common Share for every 20 outstanding shares of IMS Common Stock.

                  (u) "Distribution Date" shall mean August 31, 2000.

                  (v) "Distribution Record Date" shall mean the close of business on July 28, 2000.

                  (w) "E-Detailing" shall have the meaning set forth in Section 2.16(c).

                  (x) "Effective Time" shall mean immediately prior to the midnight, New York time, ending the 24-hour period comprising August 31, 2000.

                  (y) "Employee Benefits Agreement" shall mean the Employee Benefits Agreement by and between IMS and ST, dated as of August 31, 2000.

                  (z) "Form 10" shall have the meaning set forth in Section 2.1(c).

                  (aa) "Funded Liabilities" shall have the meaning set forth in
Section 2.3(a).

                  (bb) "Gartner Distribution Agreement" shall mean the Distribution Agreement by and between IMS and the Gartner Group, Inc., dated as of June 17, 1999.

                  (cc) "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

                  (dd) "IMS" shall have the meaning set forth in the recitals hereto. (ee) "IMS Assets" shall mean, collectively, all the rights and Assets owned or held by IMS or any Subsidiary of IMS immediately prior to the Effective Time, except the ST Assets.

                  (ff) "IMS Bank Guaranty" shall mean the Guarantee Agreement by and between IMS and SunTrust Bank, dated as of August 11, 2000.

                  (gg) "IMS Business" shall mean each and every business conducted at any time by IMS or any Subsidiary of IMS prior to the Effective Time, except the ST Business.

                  (hh) "IMS Common Stock" shall have the meaning set forth in the recitals hereto.

                  (ii) "IMS Group" shall mean IMS and each person (other than any member of the ST Group) that is a Subsidiary of IMS immediately prior to the Effective Time.

                  (jj) "IMS Contracts" shall mean all the contracts and agreements to which IMS or any of its Affiliates is a party or by which it or any of its Affiliates is bound immediately prior to the Effective Time, except the ST Contracts.

                  (kk) "IMS Indemnitees" shall mean IMS, each member of the IMS Group, each of their respective present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing, as well as any present and former directors, officers, employees and agents of IMS prior to the Effective Time and each of their heirs, executors, successors and assigns, except the ST Indemnitees.

                  (ll) "IMS Liabilities" shall mean collectively, all obligations and Liabilities of IMS or any Subsidiary of IMS immediately prior to the Effective Time, except the ST Liabilities.

                  (mm) "IMS Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of IMS or any Subsidiary of IMS immediately prior to the Effective Time which do not relate to the ST Business and which Policies are either maintained by IMS or a member of the IMS Group or are assignable to IMS or a member of the IMS Group.

                  (nn) "IMS Retained Businesses" shall have the meaning set forth in Section 2.16.

                  (oo) "Indemnifiable Losses" shall mean any and all losses, liabilities, claims, damages, demands, costs or expenses (including, without limitation, reasonable attorneys' fees and any and all out-of-pocket expenses) reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions or in settling any Action or potential Action or in satisfying any judgment, fine or penalty rendered in or resulting from any Action.

                  (pp) "Indemnifying Party" shall have the meaning set forth in
Section 3.3.

                  (qq) "Indemnitee" shall have the meaning set forth in Section 3.3.

                  (rr) "Indemnity and Joint Defense Agreement" shall mean the Indemnity and Joint Defense Agreement dated as of October 28, 1996 by and among Cognizant Corporation, The Dun & Bradstreet Corporation and ACNielsen Corporation.

                  (ss) "Information Statement" shall mean the Information Statement sent to the holders of shares of IMS Common Stock in connection with the Distribution, including any amendment or supplement thereto.

                  (tt) "Insurance Administration" shall mean, with respect to each Shared Policy, the accounting for premiums, retrospectively rated premiums, defense costs, indemnity payments, deductibles and retentions, as appropriate, under the terms and conditions of each of the Shared Policies; and the reporting to excess insurance carriers of any losses or claims which may cause the per-occurrence, per-claim or aggregate limits of any Shared Policy to be exceeded, and the distribution of Insurance Proceeds as contemplated by this Agreement.

                  (uu) "Insurance Proceeds" shall mean those monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured, in either case net of any applicable premium adjustment, retrospectively rated premium, deductible, retention, or cost of reserve paid or held by or for the benefit of such insured.

                  (vv) "Insured Claims" shall mean those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Shared Policies, whether or not subject to deductibles, co-insurance, uncollectibility or retrospectively rated premium adjustments.

                  (ww) "Intercompany Accounts" shall mean all accounts between IMS and ST and their respective Subsidiaries (as defined herein), including receivables, payables and loans, or any other accounts that may arise, that are not designated as Third Party Accounts (as defined herein).

                  (xx) "IRI Action" shall mean the complaint filed in the United States District Court for the Southern District of New York on July 29, 1996 by Information Resources, Inc. naming as defendants The Dun & Bradstreet Corporation, A C Nielsen Company and IMS International, Inc.

                  (yy) "Liabilities" shall mean any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any governmental or other regulatory or administrative agency, body or commission or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person.

                  (zz) "1996 Distribution" shall mean the Distribution described in the 1996 Distribution Agreement.

                  (aaa) "1998 Distribution" shall mean the Distribution described in the 1998 Distribution Agreement.

                  (bbb) "1996 Distribution Agreement" shall mean the Distribution Agreement among Cognizant Corporation, The Dun & Bradstreet Corporation and A C Nielsen Corporation, dated as of October 28, 1996.

                  (ccc) "1998 Distribution Agreement" shall mean the Distribution Agreement between Cognizant Corporation and IMS Health Incorporated, dated as of June 30, 1998.

                  (ddd) "Non-U.S. Cash Target" shall have the meaning set forth in Section 2.3(a).

                  (eee) "person" shall mean any natural person, Business Entity, corporation, business trust, joint venture, association, company, partnership, other entity or government, or any agency or political subdivision thereof.

                  (fff) "Permail business" shall have the meaning set forth in the recitals hereto.

                  (ggg) "Policies" shall mean insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including, without limitation, primary, excess and umbrella policies, comprehensive general liability policies, director and officer liability, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

                  (hhh) "Records" shall have the meaning set forth in Section
4.1.

                  (iii) "Restricted Period" shall have the meaning set forth in
Section 2.16.

                  (jjj) "Retained Businesses" shall have the meaning set forth in Section 2.16.

                  (kkk) "Rights" shall have the meaning set forth in Section 2.1(c).

                  (lll) "Rules" shall have the meaning set forth in Section 6.2.

                  (mmm) "Security Interest" shall mean any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

                  (nnn) "Shared Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of IMS or any Subsidiary of IMS immediately prior to the Effective Time which relate to the IMS Business and the ST Business.

                  (ooo) "Shared Transaction Services Agreements" shall mean the Shared Transaction Services Agreement, dated as of August 31, 2000, by and between IMS and ST and the Shared Transaction Services Agreement, dated as of August 31, 2000, or as soon as reasonably practicable thereafter, by and between IMS AG and various non-US subsidiaries of ST.

                  (ppp) "Spin-Off" shall have the meaning set forth in the recitals hereto.

                  (qqq) "ST" shall have the meaning set forth in the recitals hereto.


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

                  (rrr) "ST Assets" shall mean:

                           (i) the ownership interests in those Business Entities listed on Schedule 1.1(rrr)(i);

                           (ii) any and all Assets that are expressly contemplated by this Agreement, including those on the list of pre-Distribution reorganization transactions attached as
                                    Schedule 1.1(rrr)(ii) hereto, or any
                                    Ancillary Agreement (or included on any
                                    Schedule hereto or thereto) as Assets which have been or are to be transferred to ST or any other member of the ST Group prior to the Effective Time or are to remain with ST or any member of the ST Group subsequent to the Effective Time;

                           (iii) any Assets reflected on the ST Balance Sheet or the accounting records supporting such balance sheet and any Assets acquired by or for ST or any member of the ST Group subsequent to the date of such balance sheet which, had they been so acquired on or before such date and owned as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any dispositions of any of such Assets subsequent to the date of such balance sheet;

                           (iv) subject to Article VII, any rights of any member of the ST Group under any of the Policies, including any rights thereunder arising from and after the Effective Time in respect of any Policies that are occurrence policies; and

                           (v) any ST Contracts, any rights or claims arising thereunder, and any other rights or claims or contingent rights or claims primarily relating to or arising from any ST Asset or the ST Business.

                                    Notwithstanding the foregoing, the ST Assets shall not in any event include:

                                    (y)      any Assets primarily relating to or
                                             used in any terminated or divested
                                             Business Entity, business or
                                             operation formerly owned or managed
                                             by or associated with IMS, ST or
                                             any ST Business, except for those
                                             Assets primarily relating to or
                                             used in those Business Entities,
                                             businesses or operations listed on
                                             Schedule 1.1(rrr)(v)(y); or

                                    (z)      any and all Assets that are
                                             expressly contemplated by this
                                             Agreement or any Ancillary
                                             Agreement (or the Schedules hereto
                                             or thereto) as Assets to be
                                             transferred or conveyed to any
                                             member of the IMS Group, including
                                             those Assets listed on Schedule
                                             1.1(rrr)(v)(z).

                                    In the event of any inconsistency or
                                    conflict which may arise in the application or interpretation of any of the foregoing provisions, for the purpose of determining what is and is not a ST Asset, any item explicitly included on a Schedule referred to in this Section 1.1(rrr)(v) shall take priority over any inconsistent provisions herein or Annex A or Schedule 1.1(sss) hereto, and clause (y) shall take priority over clause (z) hereof of this Section 1.1(rrr)(v).

                  (sss) "ST Balance Sheet" shall mean the combined balance sheet of the ST Group, including the notes thereto, as of June 30, 2000, set forth as
Schedule 1.1(sss) hereto.

                  (ttt) "ST Business" shall mean (i) the businesses conducted by the subsidiaries of ST set forth on Schedule 1.1(ttt)(i) hereto, (ii) the pharmaceutical industry automated sales and marketing support business of IMS Health Strategic Technologies, Inc., a Delaware corporation and wholly owned subsidiary of IMS, and the businesses of certain other foreign subsidiaries of IMS, as set forth on Schedule 1.1(ttt)(ii) hereto, and (iii) the interactive and direct marketing business of IMS, including the Clark-O'Neill business, as set forth on Schedule 1.1(ttt)(iii) hereto.

                  (uuu) "ST Common Shares" shall have the meaning set forth in the recitals hereto.

                  (vvv) "ST Contracts" shall mean the following contracts and agreements to which ST or any of its Affiliates is a party or by which it or any of its Affiliates or any of their respective Assets is bound, whether or not in writing, except for any such contract or agreement that is not expressly contemplated to be transferred or assigned to ST, or any other member of the ST Group prior to the Effective Time, or to remain with ST, or any other member of the ST Group subsequent to the Effective Time, pursuant to any provision of this Agreement or any Ancillary Agreement:

                           (i) any contracts or agreements listed or described on Schedule 1.1(vvv)(i); (ii) any contract or agreement entered into in the name of, or expressly on behalf of, any division, business unit or member of the ST Group;

                           (iii) any contract or agreement that relates primarily to the ST Business;

                           (iv) federal, state and local government and other contracts and agreements that are listed or described on Schedule 1.1(vvv)(iv) and any other government contracts or agreements entered into after the date hereof and prior to the Effective Time that relate primarily to the ST Business;

                           (v) any contract or agreement representing capital or operating equipment lease obligations reflected on the ST Balance Sheet, including obligations as lessee under those contracts or agreements listed on
                                    Schedule 1.1(vvv)(v);

                           (vi) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be transferred or assigned to ST or any member of the ST Group prior to the Effective Time or to remain with ST or any member of the ST Group subsequent to the Effective Time; and

                           (vii) any guarantee, indemnity, representation or warranty of any member of the ST Group.

                  (www) "ST Group" shall mean (i) ST, (ii) Clark-O'Neill, Inc., a New Jersey corporation ("Clark-O'Neill"), and (iii) each Business Entity which is contemplated to become a Subsidiary of ST hereunder prior to the Effective Time, which shall include those identified as such on Schedules 1.1(rrr)(i) (which Schedule shall also indicate the amount of ST's direct or indirect ownership interest therein) and 1.1(rrr)(ii) hereto.

                  (xxx) "ST Indemnitees" shall mean ST, each member of the ST Group, each of their respective present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

                  (yyy) "ST Liabilities" shall mean:

                           (i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by ST or any member of the ST Group prior to the Effective Time or to remain with any member of the ST Group subsequent to the Effective Time, and all agreements, obligations and Liabilities of ST or any member of the ST Group under this Agreement or any of the Ancillary Agreements, including those Liabilities set forth on
                                    Schedule 1.1(yyy)(i) hereto;

                           (ii) all Liabilities (other than Taxes and any employee-related Liabilities subject to the provisions of the Tax Allocation Agreement and the Employee Benefits Agreement, respectively), primarily relating to, arising out of or resulting from:

                                    (A)      the operation of the ST Business,
                                             as conducted at any time prior to,
                                             on or after the Effective Time
                                             (including any Liability relating
                                             to, arising out of or resulting
                                             from any act or failure to act by
                                             any director, officer, employee,
                                             agent or representative (whether or
                                             not such act or failure to act is
                                             or was within such person's
                                             authority));

                                    (B)      any ST Assets;

                                    whether arising before, on or after the
                                    Effective Time; and

                           (iii) all Liabilities reflected as liabilities or obligations on the ST Balance Sheet or the accounting records supporting such balance sheet, and all Liabilities arising or assumed after the date of such balance sheet which, had they arisen or been assumed on or before such date and been retained as of such date, would have been reflected on such balance sheet, subject to any discharge of such Liabilities subsequent to the date of the ST Balance Sheet.

                  Notwithstanding the foregoing, the ST Liabilities shall not include:

                           (x)      any Liabilities that are expressly
                                    contemplated by this Agreement or any
                                    Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by IMS or any member of the IMS Group;

                           (y) any Liabilities primarily relating to, arising out of or resulting from any terminated or divested Business Entity, business or operation formerly owned or managed by or associated with IMS or any ST Business except for Liabilities primarily relating to, arising out of or resulting from those Business Entities, businesses or operations listed in Schedule 1.1(yyy)(y); or

                           (z) all agreements and obligations of any member of the IMS Group under this Agreement or any of the Ancillary Agreements.

                  (zzz) "ST Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of ST or any Subsidiary of ST immediately prior to the Effective Time, which do not relate to the IMS Business.

                  (aaaa) "ST Retained Businesses" shall have the meaning set forth in Section 2.16.

                  (bbbb) "Subsidiary" shall mean any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee).

                  (cccc) "Tax" shall have the meaning set forth in the Tax Allocation Agreement.

                  (dddd) "Tax Allocation Agreement" shall mean the Tax Allocation Agreement by and between IMS and ST, dated as of August 31, 2000.

                  (eeee) "Third Party Accounts" shall mean all accounts between IMS, ST or their respective Subsidiaries on the one hand, and third parties on the other hand, including receivables, payables and loans, or any other accounts that may arise, that are not designated as Intercompany Accounts.

                  (ffff) "Third Party Claim" shall have the meaning set forth in
Section 3.3.

                  (gggg) "U.S. Cash Target" shall have the meaning set forth in
Section 2.3(a).

         SECTION 1.2 REFERENCES; INTERPRETATION. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include," "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation." Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, such Agreement. Unless the context otherwise requires, the words "hereof," "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

                                   ARTICLE II
             DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS

         SECTION 2.1 THE DISTRIBUTION AND OTHER TRANSACTIONS.

                  (a) CERTAIN TRANSACTIONS. On or prior to the Distribution Date, IMS shall, on behalf of itself and its Subsidiaries, transfer or cause to be transferred to ST or another member of the ST Group, effective prior to or as of the Effective Time, all of IMS' and its Subsidiaries' right, title and interest in the ST Assets.

                  (b) STOCK DIVIDEND TO IMS. On or prior to the Distribution Date, ST shall issue to IMS as a stock dividend (i) such number of ST Common Shares as will be required to effect the Distribution, as certified by IMS' stock transfer agent (the "Agent"). In connection therewith IMS shall deliver to ST for cancellation the share certificate held by it representing ST Common Shares and shall receive a new certificate or certificates representing the total number of ST Common Shares to be owned by IMS after giving effect to such stock dividend. Each ST Common Share delivered by ST to IMS shall be validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights.

                  (c) CHARTERS; BY-LAWS; RIGHTS PLANS. On or prior to the Distribution Date, all necessary actions shall have been taken to provide for the adoption of the form of Certificate of Incorporation and By-laws and the execution and delivery of the form of Rights Agreement, relating to the preferred share purchase rights relating to the ST Common Shares (the "Rights"), filed by ST with the Commission as exhibits to ST's Registration Statement on Form 10 (the "Form 10").

                  (d) DIRECTORS. On or prior to the Distribution Date, IMS, as the sole stockholder of ST, shall have taken all necessary actions on or prior to the Distribution Date to cause the Board of Directors of ST to consist of the individuals identified in the Information Statement as directors of ST.

                  (e) CERTAIN LICENSES AND PERMITS. Without limiting the generality of the obligations set forth in Section 2.1(a), on or prior to the Distribution Date or as soon as reasonably practicable thereafter:

                           (i) all transferable licenses, permits and
                  authorizations issued by any Governmental Authority which do not relate primarily to the IMS Business but which are held in the name of IMS or any member of the IMS Group, or in the name of any employee, officer, director, stockholder or agent of IMS or any such member, or otherwise, on behalf of a member of the ST Group shall be duly and validly transferred or caused to be transferred by IMS to the appropriate member of the ST Group; and

                           (ii) all transferable licenses, permits and
                  authorizations issued by Governmental Authorities which relate primarily to the IMS Business but which are held in the name of any member of the ST Group, or in the name of any employee, officer, director, stockholder, or agent of any such member, or otherwise, on behalf of a member of the IMS Group shall be duly and validly transferred or caused to be transferred by ST to IMS or the appropriate member of the IMS Group.

                  (f) TRANSFER OF AGREEMENTS. Without limiting the generality of 1the obligations set forth in Section 2.1(a):

                           (i) IMS hereby agrees that, on or prior to the
                  Distribution Date or as soon as reasonably practicable thereafter, subject to the limitations set forth in this
                  Section 2.1(f), it will, and it will cause each member of the IMS Group to, assign, transfer and convey to the appropriate member of the ST Group all of IMS' or such member of the IMS Group's respective right, title and interest in and to any and all ST Contracts;

                           (ii) ST hereby agrees that, on or prior to the
                  Distribution Date or as soon as reasonably practicable thereafter, subject to the limitations set forth in this
                  Section 2.1(f), it will, and it will cause each member of the ST Group to, assign, transfer and convey to IMS or the appropriate member of the IMS Group all of ST's or such member of the ST Group's respective right, title and interest in and to any and all IMS Contracts;

                           (iii) subject to the provisions of this Section
                  2.1(f), any agreement to which any of the parties hereto or any of their Subsidiaries is a party that inures to the benefit of both the IMS Business and the ST Business shall be assigned in part so that each party shall be entitled to the rights and benefits inuring to its business under such agreement;

                           (iv) the assignee of any agreement assigned, in whole
                  or in part, hereunder (an "Assignee") shall assume and agree to pay, perform, and fully discharge all obligations of the assignor under such agreement or, in the case of a partial assignment under paragraph (f)(iii), such Assignee's related portion of such obligations as determined in accordance with the terms of the relevant agreement, where determinable on the face thereof, and otherwise as determined in accordance with the practice of the parties prior to the Distribution; and

                           (v) notwithstanding anything in this Agreement to the
                  contrary, this Agreement shall not constitute an agreement to assign any agreement, in whole or in part, or any rights thereunder if the agreement to assign or attempt to assign, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the assignor or Assignee thereof. Until such consent is obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of any party hereto so that the intended Assignee would not, in fact, receive all such rights, the parties will cooperate with each other in any arrangement designed to provide for the intended Assignee the benefits of, and to permit the intended Assignee to assume liabilities under, any such agreement.

                  (g) CONSENTS. The parties hereto shall use their commercially reasonable efforts to obtain required consents to transfer and/or assignment of licenses, permits and authorizations of Governmental Authorities and of agreements hereunder.

                  (h) DELIVERY OF SHARES TO AGENT. IMS shall deliver to the Agent the share certificates representing the ST Common Shares issued to IMS by ST pursuant to Section 2.1(b) which are to be distributed to the holders of IMS Common Stock in the Distribution and shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, certificates representing such ST Common Shares to holders of record of shares of IMS Common Stock on the Distribution Record Date as further contemplated by the Information Statement and herein. ST shall provide all share certificates that the Agent shall require in order to effect the Distribution.

                  (i) CERTAIN LIABILITIES. For purposes of this Agreement, including Article III hereof, ST agrees with IMS that:

                           (i) any and all Liabilities arising from or based
                  upon misstatements in or omissions from the Form 10 filed by ST shall be deemed to be IMS Liabilities and not ST Liabilities.

                           (ii) except as otherwise provided in this Agreement
                  or the Ancillary Agreements and subject to Section 2.1(k)(i) hereto, any and all Liabilities arising from or related to the spin-off of Cognizant Corporation and ACNielsen Corporation from The Dun & Bradstreet Corporation pursuant to the 1996 Distribution Agreement shall be deemed to be IMS Liabilities and not ST Liabilities.

                           (iii) except as otherwise provided in this Agreement
                  or the Ancillary Agreements and subject to Section 2.1(k)(ii) hereto, any and all Liabilities arising from or related to the spin-off of IMS from Cognizant Corporation pursuant to the 1998 Distribution Agreement shall be deemed to be IMS Liabilities and not ST Liabilities.

                           (iv) except as otherwise provided in this Agreement
                  or the Ancillary Agreements, all environmental liabilities, including, without limitation, environmental cleanup costs, fines or penalties, associated with the property located at 195 Danbury Road, Wilton, Connecticut shall be deemed to be IMS Liabilities and not ST Liabilities.

                           (v) except as otherwise provided in this Agreement or
                  the Ancillary Agreements, any and all costs associated with Pharbase data protection compliance shall be deemed to be IMS Liabilities and not ST Liabilities.

                           (vi) except as otherwise provided in this Agreement
                  or the Ancillary Agreements, all liabilities incurred by any party in connection with the agreements between IMS HEALTH, or one of its subsidiaries, and Fabian Normand shall be deemed to be IMS Liabilities and not ST Liabilities.

                           (vii) except as otherwise provided in this Agreement
                  or the Ancillary Agreements, any Liabilities not specifically allocated to ST pursuant to this Agreement or the Ancillary Agreements shall be deemed to be IMS Liabilities and not ST Liabilities.

                  (j) CERTAIN CONTINGENCIES. For purposes of this Agreement, including Article III hereof, each of ST and IMS agrees that:

                           (i) notwithstanding anything to the contrary herein
                  or in the Tax Allocation Agreement, each of IMS and ST shall be liable for a portion of the liabilities related to certain prior business transactions to the extent and in the circumstances described in Schedule 2.1(j)(i), subject to a nine million dollar (US$ 9,000,000) cap on the amount of such liabilities, which amount shall include any liabilities set forth in Section 2.1(j)(ii); and

                           (ii) any and all Liabilities of IMS under the
                  Indemnity and Joint Defense Agreement or otherwise related to the IRI Action, including legal fees and expenses related thereto, shall be allocated as to 50% to IMS and as to 50% to ST, subject to a nine million dollar (US$ 9,000,000) cap on the amount of such liabilities, which amount shall include any liabilities set forth in Section 2.1(j)(i); PROVIDED, HOWEVER, that ST's obligation to reimburse IMS shall be triggered by any payments made by IMS and not a determination of liability under the terms of the Indemnity and Joint Defense Agreement.

                  (k) UNDERTAKINGS OF ST.

                           (i) On or prior to the Distribution Date, ST will
                  undertake to each of R.H. Donnelly Corporation, formerly known as The Dun & Bradstreet Corporation, and ACNielsen Corporation to be jointly and severally liable for all "Cognizant Liabilities" (as defined in the 1996 Distribution Agreement) under the 1996 Distribution Agreement pursuant to an undertaking substantially in the form of Exhibit 2.1(k)(i) hereto; PROVIDED, HOWEVER, that except as otherwise provided for herein, IMS shall indemnify ST for "Cognizant Liabilities."

                           (ii) On or prior to the Distribution Date, ST will
                  undertake to Cognizant Corporation to be jointly and severally liable for all "IMS HEALTH Liabilities" (as defined in the 1998 Distribution Agreement) under the 1998 Distribution Agreement pursuant to an undertaking substantially in the form of Exhibit 2.1(k)(ii) hereto; PROVIDED, HOWEVER, that, except as otherwise provided for herein, IMS shall indemnify ST for "IMS HEALTH Liabilities."

                  (l) GARTNER COMMON STOCK TRANSFER.

                           (i) In connection with the Distribution, IMS will
                  transfer to ST all of its right, title and interest in shares of Class A Gartner Common Stock having a fair market value (based on the arithmetic mean of the high and low prices of such shares as reported on the New

                  York Stock Exchange, Inc. on the last trading day immediately preceding the Distribution) equal to $4,000,000.

                           (ii) IMS and ST jointly covenant and agree:

                                    (a) to comply with all of the provisions of
                           Section 2.4(a) of the Gartner Distribution Agreement and to refrain from taking any actions which would violate such provisions; and

                                    (b) that neither party will take any action
                           pursuant to clauses (x) and (y) of Section 2.4(a) of the Gartner Distribution Agreement without first notifying the Chief Financial Officer of the other party, or his respective designee, by or before 9:30 AM on the day a transfer is desired by such notifying party in order to (i) obtain the consent of the notified party to the transfer and (ii) designate the number of shares subject to such transfer. If, upon receipt of the notifying party's notice, the notified party is also interested in transferring the shares pursuant to Section 2.4(a) of the Gartner Distribution Agreement, the shares subject to transfer will be allocated to each interested party based upon their relative ownership of Gartner Group Securities.

                  (m) IMS STOCK CONTRIBUTION. On the Distribution Date, IMS shall contribute to ST 22,000 shares of ST Common Stock which, pursuant to the Distribution, equals the conversion of 440,000 shares of IMS Common Stock purchased by IMS in its stock repurchase program into ST Common Stock.

                  (n) OTHER TRANSACTIONS. On or prior to the Distribution Date, each of IMS and ST shall consummate those other transactions in connection with the Distribution that are contemplated by the Form 10 and Exhibit A hereto, in order to implement the Distribution. After the Distribution Date, each of IMS and ST will exercise good faith commercially reasonable efforts to consummate as promptly as practicable all other transactions which must be consummated in order fully to complete the Distribution and any of the transactions contemplated hereby or by any of the Ancillary Agreements.

         SECTION 2.2 INTERCOMPANY ACCOUNTS AND THIRD PARTY ACCOUNTS. (a) All Intercompany Accounts (other than receivables, payables and loans otherwise specifically provided for hereunder or under any Ancillary Agreement or set forth in Schedule 2.2), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system between ST, or any member of the ST Group, on the one hand, and IMS or any member of the IMS Group (other than CTS), on the other hand, which exist and are reflected in the accounting records of the relevant parties as of July 31, 2000 and which have not been settled by the Distribution Date (the "Open Accounts"), shall be paid or settled concurrently with the payments set forth in Section 2.3(f).

                  (b) In connection with the Distribution, members of the IMS Group and members of the ST Group will effect certain business transfers as set forth on Schedules 2.2(b)(i)-(iii). In order to effect such business transfers certain cash payments will be made between members of the IMS Group and members of the ST Group to either fund payments for such business transfers or to effect such business transfers. The funding and transaction payments set forth on Schedules 2.2(b)(i)-(iii) shall be disregarded in computing the Cash Targets (as defined Section 2.3(a) herein) as there is no net impact. The amount of the transaction payments set forth on Schedules 2.2(b)(i)-(iii) shall be credited toward achieving the Cash Targets.

         SECTION 2.3 CASH BALANCES. (a) In addition to any other obligations hereunder or under any Ancillary Agreement or otherwise, on the close of business on July 31, 2000, ST shall have cash balances in the amount equal to
(i) ten million seven hundred thousand United States dollars (US$ 10,700,000) in United States accounts (the "U.S. Cash Target"), (ii) the United States dollar equivalent (measured as of July 31, 2000) of one million five hundred thousand United States dollars (US$ 1,500,000) in accounts outside of the United States (the "Non-U.S. Cash Target," and together with the U.S. Cash Target, the "Cash Targets") and (iii) amounts required to fund the net liabilities set forth on
Schedule 2.3(a) (the "Funded Liabilities"). Cash shall be determined in accordance with GAAP.

                  (b) To the extent that (i) cash balances as of July 31, 2000 in accounts outside the United States exceed the Non-U.S. Cash Target, ST shall transfer the excess funds in Euros to IMS Nederland Finance BV, or through some other manner as agreed upon by ST and IMS or (ii) cash balances as of July 31, 2000 in accounts outside the United States are less than the Non-U.S. Cash Target, IMS shall cause IMS Nederland Finance BV to transfer the shortfall in Euros to an entity outside of the U.S. designated by ST, or through some other manner as agreed upon by ST and IMS.

                  (c) To the extent that (i) cash balances as of July 31, 2000 in accounts in the United States exceed the U.S. Cash Target plus the amount of the Funded Liabilities, ST shall transfer the excess funds to IMS or (ii) cash balances as of July 31, 2000 in accounts in the United States are less than the U.S. Cash Target plus the amount of the Funded Liabilities, IMS shall transfer the shortfall to ST.

                  (d) Any cash transfers into or out of ST's non-U.S. or U.S. accounts to or from parties other than members of the IMS Group (other than CTS) after the close of business on July 31, 2000 will be for ST's account and shall have no effect upon the transactions contemplated by this Section 2.3. Any (i) cash transfers into or out of ST's U.S. or non-U.S. accounts to or from members of the IMS Group (other than CTS) after the close of business on July 31, 2000 or (ii) payments made or received by any member of the IMS Group for the benefit of any member of the ST Group after the close of business on July 31, 2000 which have not otherwise been settled by the Distribution Date, including, for purposes of Sections 2.3(d)(i) and 2.3(d)(ii), the settlement of Open Accounts after the close of business on July 31, 2000, shall be taken into account so that, combined with the settlement of all accounts under this Section 2.3, the net result is achieving the Cash Targets set forth in Section 2.3(a).

                  (e) IMS shall, on the business day prior to the Distribution Date, transfer amounts that it reasonably believes will achieve the balances set forth in Section 2.3(a) as adjusted by the provisions in Section 2.3(d).

                  (f) Promptly after the Distribution Date, but no later than September 25, 2000, ST and IMS shall determine the cash balances in ST's U.S. and non-U.S. accounts and the balances of Open Accounts which determination shall be subject to review by PricewaterhouseCoopers LLP. Based on such determination, any amounts payable under this Section 2.3 shall be paid by the appropriate party to the other party no later than September 30, 2000. No later than December 31, 2000, ST and IMS shall determine, on a final basis, such balances which determination shall be subject to review by PricewaterhouseCoopers LLP. To the extent the final determination differs from the initial determination, the appropriate party shall pay the applicable amount thereof to the other party no later than January 15, 2001.

         SECTION 2.4 ASSUMPTION AND SATISFACTION OF LIABILITIES. Except as otherwise specifically set forth in any Ancillary Agreement, from and after the Effective Time, (i) IMS shall, and shall cause each member of the IMS Group to, assume, pay, perform and discharge all IMS Liabilities and (ii) ST shall, and shall cause each member of the ST Group to, assume, pay, perform and discharge all ST Liabilities. To the extent reasonably requested to do so by another party hereto, each party hereto agrees to sign such documents, in a form reasonably satisfactory to such party, as may be reasonably necessary to evidence the assumption of any Liabilities hereunder.

         SECTION 2.5 RESIGNATIONS. (a) Subject to Section 2.5(b), IMS shall cause all their employees to resign, effective as of the Distribution Date, from all positions as officers or directors of any member of the ST Group in which they serve, and ST shall cause all its employees to resign, effective as of the Effective Time, from all positions as officers or directors of IMS or any members of the IMS Group in which they serve.

                  (b) No person shall be required by any party hereto to resign from any position or office with another party hereto if such person is disclosed in the Information Statement as the person who is to hold such position or office following the Distribution.

         SECTION 2.6 NON-SOLICITATION OF EMPLOYEES. From the date of this Agreement, and for a period of two years after the Effective Time, each party hereby covenants and agrees that neither it nor any of its Affiliates shall actively solicit, or cause or authorize, directly or indirectly, to be solicited for employment or employ or cause or authorize, directly or indirectly, to be employed or engaged as an employee, for or on behalf of itself or any other person, any person who is currently, or was, less than 90 days prior to the date of this Agreement, an executive officer, senior manager (or the equivalent thereof), executive vice president or employee of any other party or any of such party's Subsidiaries, without such party's prior written approval.

         SECTION 2.7 FURTHER ASSURANCES. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the Ancillary Agreements, the transactions contemplated by Annex A hereto and the agreements set forth in Schedule 2.7 hereto, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, IMS and ST shall use their commercially reasonable efforts promptly to obtain all consents and approvals, to enter into and execute all initial or amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement, the Ancillary Agreements, Annex A hereto and the agreements set forth in Schedule 2.7 hereto, including, without limitation, all applicable governmental and regulatory filings. IMS and ST shall cause the appropriate parties thereto to execute the agreements set forth on
Schedule 2.7 hereto as soon as reasonably practicable following the Distribution Date. Each of IMS and ST agree that irreparable damage would occur in the event that any of the transactions contemplated by this Agreement, the Ancillary Agreements, Annex A hereto and the agreements set forth in Schedule 2.7 hereto were not entered into, performed or consummated in accordance with their specific terms. It is accordingly agreed that each of IMS and ST shall be entitled to specific performance of the terms hereof and thereof, as the case may be, this being in addition to any other remedy to which they are entitled at law or in equity. Except as otherwise set forth in Section 8.5 hereto, ST agrees that it shall bear all costs incurred with the execution and consummation of the actions required by this Section 2.7.

         SECTION 2.8 LIMITED REPRESENTATIONS OR WARRANTIES. Each of the parties hereto agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, making any representation or warranty whatsoever, as to title or value of Assets being transferred. It is also agreed that, notwithstanding anything to the contrary otherwise expressly provided in the relevant Conveyancing and Assumption Instrument, all Assets either transferred to or retained by the parties, as the case may be, shall be "as is, where is" and that (subject to Section 2.7) the party to which such Assets are to be transferred hereunder shall bear the economic and legal risk that such party's or any of the Subsidiaries' title to any such Assets shall be other than good and marketable and free from encumbrances. Similarly, each party hereto agrees that, except as otherwise expressly provided in the relevant Conveyancing and Assumption Instrument, no party hereto is representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments, it being agreed that the party to which any Assets are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with.

         SECTION 2.9 GUARANTEES. (a) Except as otherwise specified herein or in any Ancillary Agreement and in Section 2.9(b) below, ST shall use its commercially reasonable best efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, IMS and any member of the IMS Group removed as guarantor of or obligor for any ST Liability, including, without limitation, in respect of those guarantees set forth on Schedule 2.9(a) to the extent that they relate to ST Liabilities.

                  (b) Except as otherwise specified herein or in any Ancillary Agreement, ST shall use its commercially reasonable best efforts to have, no later than six months after the Distribution Date, IMS and any member of the IMS Group removed as guarantor of or obligor in respect of those guarantees set forth on Schedule 2.9(b).

                  (c) If ST is unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (a) or (b) of this Section 2.9, the applicable guarantor or obligor shall continue to be bound as such and, unless not permitted by law or the terms thereof, the relevant beneficiary shall or shall cause one of its Subsidiaries, as agent or subcontractor for such guarantor or obligor, to pay, perform and discharge fully all the obligations or other liabilities of such guarantor or obligor thereunder from and after the date hereof. Either party shall indemnify and hold harmless the other party for any and all Liabilities incurred in connection with this Section 2.9. In addition, IMS shall be paid the fees set forth on Schedule 2.9(c) hereto in connection with its services as guarantor for the guarantees contemplated by this Section 2.9, including, without limitation, the IMS Bank Guaranty.

         SECTION 2.10 WITNESS SERVICES. At all times from and after the Distribution Date, each of IMS and ST shall use its commercially reasonable best efforts to make available to the other, upon reasonable written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that (i) such persons may reasonably be required in connection with the prosecution or defense of any Action in which the requesting party may from time to time be involved and (ii) there is no conflict in the Action between the requesting party and IMS or ST as applicable. A party providing witness services to the other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to disbursements and other out-of-pocket expenses (which shall be deemed to exclude the costs of salaries and benefits of employees who are witnesses), as may be reasonably incurred in providing such witness services.

         SECTION 2.11 CERTAIN POST-DISTRIBUTION TRANSACTIONS.

                  (a) (i) IMS shall comply and shall cause its Subsidiaries to comply with and otherwise not take action inconsistent with each representation and statement made to McDermott, Will & Emery in connection with the request by IMS for a legal opinion in respect of the Distribution as to certain tax aspects of the Distribution, and (ii) until two years after the Distribution Date, IMS will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

                  (b) (i) ST shall comply and shall cause its Subsidiaries to comply with and otherwise not take action inconsistent with each representation and statement made to McDermott, Will & Emery in connection with the request by IMS for a legal opinion in respect of the Distribution as to certain tax aspects of the Distribution, and (ii) until two years after the Distribution Date, ST will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

                  (c) ST agrees that, until two years after the Distribution Date, it will not (i) merge or consolidate with or into any other corporation,
(ii) liquidate or partially liquidate, (iii) sell or transfer all or substantially all of its assets (within the meaning of Rev. Proc. 77-37, 1977 - 2 C.B. 568) in a single transaction or series of related transactions, (iv) redeem or otherwise repurchase any ST Common Shares (other than as described in Section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696), or (v) take any other action or actions which in the aggregate would have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50 percent or greater interest (within the meaning of Section 355(e) of the Code) in ST, unless prior to taking such action ST has obtained (and provided to IMS) a written opinion of a law firm reasonably acceptable to IMS, or a ruling from the Internal Revenue Service, that such action or actions will not result in (y) the Distribution failing to qualify under Section 355(a) of the Code or (z) the ST Common Shares failing to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code.

                  (d) ST agrees and covenants:

                           (i) that it will use its commercially reasonable best
                  efforts to ensure that IMS will incur no liability under the IMS Bank Guaranty or other credit support provided by IMS;

                           (ii) that it will use its commercially reasonable
                  best efforts to secure an independent line of credit within the three month period subsequent to the Distribution Date that satisfies all of ST's then projected working capital requirements as a going concern without IMS credit support of any kind;

                           (iii) that it will perform and be bound by all
                  covenants set forth in the IMS Bank Guaranty; and

                           (iv) that, notwithstanding anything to the contrary
                  herein or in any Ancillary Agreement, any and all fees and costs incurred by either party in connection with the IMS Bank Guaranty, or other credit support provided by IMS, and the pursuit of an independent line of credit by ST will be borne by ST.

                  (e) Notwithstanding anything to the contrary herein or in the Tax Allocation Agreement, if IMS or ST (or any of their respective Subsidiaries) fails to comply with any of its obligations under Sections 2.11(a), 2.11(b), 2.11(c) and 2.11(d) above (PROVIDED, HOWEVER, that the obligation of ST to indemnify IMS under this Section 2.11(e) shall not be affected if, despite ST's commercially reasonable best efforts, (y) IMS incurs liability under the IMS Bank Guaranty or other credit support provided by IMS or (z) ST fails to secure an independent line of credit within the three month period subsequent to the Distribution Date) or takes or fails to take any action on or after the Distribution Date, and such failure to comply, action or omission contributes to a determination that (i) the Distribution fails to qualify under Section 355(a) of the Code or (ii) the ST Common Shares fail to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code, then such party shall indemnify and hold harmless the other party, each member of the consolidated group of which the other party is a member and the stockholders of either party from and against any and all federal, state and local taxes, including any interest, penalties or additions to tax, imposed upon or incurred by such other party, any member of its group or any stockholder of either party as a result of the failure of the Distribution to qualify under
Section 355(a) of the Code or the application of Section 355(e). The obligation of ST to indemnify IMS pursuant to the preceding sentence shall not be affected by the delivery of any legal opinion or supplemental ruling under Sections 2.11(c).

         SECTION 2.12 TRANSFERS NOT EFFECTED PRIOR TO THE DISTRIBUTION; TRANSFERS DEEMED EFFECTIVE AS OF THE DISTRIBUTION DATE. To the extent that any transfers contemplated by this Article II shall not have been consummated on or prior to the Distribution Date, the parties shall cooperate to effect such transfers as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any Assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred; PROVIDED, HOWEVER, that the parties hereto and their respective Subsidiaries shall cooperate to seek to obtain any necessary consents or approvals for the transfer of all Assets and Liabilities contemplated to be transferred pursuant to this Article II. In the event that any such transfer of Assets or Liabilities has not been consummated, from and after the Distribution Date, the party retaining such Asset or Liability shall hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and take such other action as may be reasonably requested by the party to whom such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such Asset or Liability been transferred as contemplated hereby. As and when any such Asset or Liability becomes transferable, such transfer shall be effected forthwith. The parties agree that, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

         SECTION 2.13 CONVEYANCING AND ASSUMPTION INSTRUMENTS. In connection with the transfers of Assets and the assumptions of Liabilities contemplated by this Agreement, the parties shall execute, or cause to be executed by the appropriate entities, the Conveyancing and Assumption Instruments in substantially the form contemplated hereby for transfers to be effected pursuant to New York law or the laws of one of the other states of the United States or, if not appropriate for a given transfer, and for transfers to be effected pursuant to non-U.S. laws, in such other form as the parties shall reasonably agree, including the transfer of real property with deeds as may be appropriate. The transfer of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of IMS or other legal entities involved, or by such other means as may be required in any non-U.S. jurisdiction to transfer title to stock and, to the extent required by applicable law, by notation on public registries.

         SECTION 2.14 ANCILLARY AGREEMENTS. Prior to the Distribution Date, each of IMS and ST shall enter into, and/or (where applicable) shall cause members of the IMS Group or the ST Group, as applicable, to enter into, the Ancillary Agreements and any other agreements in respect of the Distribution reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.

         SECTION 2.15 CORPORATE NAMES. (a) Except as otherwise specifically provided in any Ancillary Agreement:

                           (i) as soon as reasonably practicable after the
                  Distribution Date but in any event within six months thereafter, IMS will, at its own expense, remove (or, if necessary, on an interim basis, cover up) any and all exterior signs and other identifiers located on any of its property or premises or on the property or premises used by it or its Subsidiaries (except property or premises to be shared with ST or its Subsidiaries after the Distribution) which refer or pertain to SYNAVANT or which include the SYNAVANT, Strategic Technologies or Clark-O'Neill name, logo or other trademark or other intellectual property utilizing ST;

                           (ii) as soon as reasonably practicable after the
                  Distribution Date but in any event within six months thereafter, IMS will, and will cause its Subsidiaries to, remove from all letterhead, envelopes, invoices and other communications media of any kind all references to SYNAVANT, including the SYNAVANT name, logo and any other trademark or other intellectual property utilizing SYNAVANT (except that IMS shall not be required to take any such action with respect to materials in the possession of customers), and neither IMS nor its Subsidiaries shall use or display the "ST" name, logo or other trademarks or intellectual property utilizing ST without the prior written consent of ST;

                  (b) Except as otherwise specifically provided in any Ancillary
Agreement:

                           (i) as soon as reasonably practicable after the
                  Distribution Date but in any event within six months thereafter, ST will, at its own expense, remove (or, if necessary, on an interim basis, cover up) any and all exterior signs and other identifiers located on any of their respective property or premises owned or used by them or their respective Subsidiaries (except property or premises to be shared with IMS or its Subsidiaries after the Distribution) which refer or pertain to IMS or which include the "IMS Health Incorporated," "IMS Health" or "IMS" name, logo or other trademark or other IMS intellectual property;

                           (ii) as soon as reasonably practicable after the
                  Distribution Date but in any event within six months thereafter, ST will, and will cause its respective Subsidiaries to, remove from all letterhead, envelopes, invoices and other communications media of any kind all references to IMS, including the "IMS Health Incorporated" or "IMS" name, logo and any other trademark or other IMS intellectual property (except that ST shall not be required to take any such action with respect to materials in the possession of customers), and neither ST nor any of its Subsidiaries shall use or display the "IMS Health Incorporated" or "IMS" name, logo or other trademarks or IMS intellectual property without the prior written consent of IMS; and

                           (iii) as soon as reasonably practicable after the
                  Distribution Date but in any event within six months thereafter, ST will, and will cause its Subsidiaries to, change their corporate names to the extent necessary to remove and eliminate any reference to IMS, including the "IMS" Health Incorporated or "IMS" name; PROVIDED, HOWEVER, that, notwithstanding the foregoing requirements of this Section 2.15(b), if ST has exercised good faith efforts to comply with this clause (iii) but is unable, due to regulatory or other circumstance beyond its control, to effect a corporate name change in compliance with applicable law, then ST or its Subsidiary will not be deemed to be in breach hereof if it continues to exercise good faith efforts to effectuate such name change and does effectuate such name change within nine months after the Distribution Date, and, in such circumstances, such party may continue to include in exterior signs and other identifiers and in letterhead, envelopes, invoices and other communications references to the name which include references to IMS but only to the extent necessary to identify such party and only until such party's corporate name can be changed to remove and eliminate such references.

         SECTION 2.16 JOINT BUSINESS OPPORTUNITIES; NON-COMPETITION; PROTECTION OF INFORMATION.

                  (a) IMS and ST are committed to pursuing joint business opportunities to enhance customer value, on terms and conditions as may be agreed by the parties after the date hereof. The parties acknowledge and agree that nothing in this Section 2.16(a) shall create a binding obligation on IMS or ST to enter into or pursue any such business opportunity.

                  (b) IMS hereby covenants and agrees that neither it nor any of its respective Subsidiaries will, between the Effective Time and the [fifth] anniversary of the Effective Time (the "Restricted Period"):

                           (i) engage in or carry on any business in the United
                  States or elsewhere in whatever form which would be in competition with any of ST's Retained Businesses (as defined herein) as such businesses are conducted by ST at the Effective Time; and

                           (ii) engage in or carry on any business in the United
                  States or elsewhere in whatever form, directly or indirectly, with ST named competitors;

                  (c) ST hereby covenants and agrees that neither it nor any of its respective Subsidiaries will, during the Restricted Period:

                           (i) engage in or carry on any business in the United
                  States or elsewhere in whatever form which would be in competition with any of IMS's Retained Businesses (as defined herein) as such businesses are conducted by IMS at the Effective Time;

                           (ii) engage in or carry on any business in the United
                  States or elsewhere, directly or indirectly, with (a) NDC Automation, Inc., NDC Health Information Services, Inc., Quintiles Transnational Corp., Healtheon/WebMD Corporation, Cejedim or any of their respective subsidiaries and (b) any companies controlled by or managed by Rene Derecque or Roland Lederer; PROVIDED, however, that, notwithstanding anything to the contrary in this Section 2.16(c), in the event that ST wishes to engage in a business partnership with one of the above-named companies, it may do so with the prior written consent of IMS, which consent IMS will only be required to grant if IMS shall reasonably determine in good faith that engaging in such activity by ST would not be adverse to IMS; and

                           (iii) engage in or carry on any commercial data
                  business; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary in this Section 2.16(c), (A) in the event that a customer explicitly so requests, ST may serve as a Data Integrator (as defined herein) for such customer to the extent so requested, (B) in the event that a customer explicitly so requests, ST may engage in E-Detailing (as defined herein) for such customer to the extent so requested, (C) in the event that a customer explicitly so requests, ST may engage in data analytics and decision support tools used on ST's proprietary SFA and CRM systems, (D) in the event that a customer explicitly so requests, ST may engage in Pharbase, including updates from multiple sources, used on ST's proprietary SFA and CRM systems and (E) in the event that ST wishes to engage in or carry on commercial data business, it may do so with the prior written consent of IMS, which consent IMS will only be required to grant if IMS shall reasonably determine in good faith that engaging in or carrying on such business by ST would not be adverse to IMS. As used herein: (A) "Data Integrator" means an integrator of information solely through the sales force automation or customer relationship management systems proprietary to ST; and (B) "E-Detailing" means an Internet-based software product related to doctor detailing provided through the sales force automation or customer relationship management systems proprietary to ST.

                  (d) In the event that ST (i) sells, transfers or leases all or substantially all of its assets, (ii) is not the surviving corporation in any merger, consolidation or other business combination in which it may enter with any person or (iii) enters into any joint venture, joint marketing, or partnership agreements into which it may enter with any person, in any case prior to the termination of the Restricted Period, ST will cause such purchaser or surviving corporation, as the case may be, to assume ST's obligations under this Section 2.16 upon the consummation of any such transaction, and, in the case of a joint venture, joint marketing or partnership agreement, ST will cause the party to such agreement, and such party will be deemed, to be bound by the provisions of this Section 2.16.

                  (e) Notwithstanding anything to the contrary in Sections 2.16(b), (c) or (d) above, nothing in this Section 2.16 shall in any way restrict or preclude either party or any of its respective Subsidiaries from acquiring and operating any company (or substantially all of the assets thereof) whose primary business is not in competition with either of the parties' Retained Businesses. Each of the parties further covenant that neither party nor any of its Subsidiaries or any its officers, directors, employees or agent thereof will disclose any confidential information with respect to either parties' Retained Businesses without the prior written consent of the other party, and will enforce to the fullest extent possible, on behalf of the other party, the other party's rights under or pursuant to its policies and agreements with third parties, restricting or prohibiting disclosure by such persons of such confidential information.

                  (f) As used herein:

                           (i) the term "IMS Retained Businesses" shall mean the
                  following businesses of IMS: (i) sales management information services (including sales compensation applications, targeting and scrubbing services) which are based on commercial data,
                  (ii) market research services also based on the commercialization of data, (iii) data analytics, and (iv) consulting services, decision support tools and services and information technology relating to the foregoing (but excluding sales force automation and customer relationship management systems), all of which relates to the pharmaceutical, biotechnology, diagnostics, medical/surgical supply and health care industries;

                           (ii) the term "ST Retained Businesses" shall mean the
                  following businesses of ST: (i) sales force automation and customer relationship management systems, which is based on the sale of proprietary software, (ii) implementation, integration and consulting services relating to the foregoing,
                  (iii) data analytics and decision support tools used on ST's proprietary SFA and CRM systems, (iv) MTO's to facilitate doctor targeting used on ST's proprietary SFA and CRM systems,
                  (v) Pharbase, including updates from multiple sources, used on ST's proprietary SFA and CRM systems and (vi) direct mail services, and drug sample accountability and distribution, all of which relates to the pharmaceutical, biotechnology, diagnostics, medical/surgical supply and health care industries; and

                           (iii) the term "Retained Businesses" shall refer to
                  both the IMS Retained Businesses and the ST Retained Businesses, including all business units currently in each company.

                  (g) Each of IMS and ST acknowledge and agree that the covenants and agreements contained in this Section 2.16 have been negotiated in good faith by each of them, and are reasonable and not more restrictive or broader than necessary to protect the interests of each of IMS and ST in the IMS Retained Businesses and the ST Retained Businesses, respectively, and would not achieve their intended purpose if they were on different terms or for periods of time shorter than the periods of time provided herein or applied in more restrictive geographical and business line areas than are provided herein.

                                  ARTICLE III
                                 INDEMNIFICATION

         SECTION 3.1 INDEMNIFICATION BY IMS. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, IMS shall indemnify, defend and hold harmless the ST Indemnitees from and against any and all Indemnifiable Losses of the ST Indemnitees arising out of, by reason of or otherwise in connection with the IMS Liabilities or alleged IMS Liabilities, including any breach by IMS of any provision of this Agreement or any Ancillary Agreement.

         SECTION 3.2 INDEMNIFICATION BY ST. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, ST shall indemnify, defend and hold harmless the IMS Indemnitees from and against any and all Indemnifiable Losses of the IMS Indemnitees arising out of, by reason of or otherwise in connection with the ST Liabilities or alleged ST Liabilities, including any breach by ST of any provision of this Agreement or any Ancillary Agreement.

         SECTION 3.3 PROCEDURES FOR INDEMNIFICATION.

                  (a) THIRD PARTY CLAIMS. If a claim or demand is made against an IMS Indemnitee or a ST Indemnitee (each, an "Indemnitee") by any person who is not a party to this Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the party which is or may be required pursuant to
Section 3.1 or Section 3.2 hereof to make such indemnification (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within fifteen (15) business days) after receipt by such Indemnitee of written notice of the Third Party Claim; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within five (5) business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

         If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; PROVIDED that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall, within thirty 30 days (or sooner if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; PROVIDED that such Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate, and in such event the fees and expenses of such separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof, including by providing or causing to be provided Records and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party.

         If the Indemnifying Party acknowledges in writing responsibility for a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; PROVIDED, HOWEVER, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee; PROVIDED, HOWEVER, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge. If an Indemnifying Party elects not to assume the defense of a Third Party Claim, or fails to notify an Indemnitee of its election to do so as provided herein, such Indemnitee may compromise, settle or defend such Third Party Claim.

         Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

                  (b) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

                  (c) The remedies provided in this Article III shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

         SECTION 3.4 INDEMNIFICATION PAYMENTS. Indemnification required by this
Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

                                   ARTICLE IV
                              ACCESS TO INFORMATION

         SECTION 4.1 PROVISION OF CORPORATE RECORDS.

                  (a) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), after the Distribution Date, upon the prior written request by ST for specific and identified agreements, documents, books, records or files (collectively, "Records") which relate to (x) ST or the conduct of the ST Business up to the Effective Time, or (y) any Ancillary Agreement to which IMS and ST are parties, as applicable, IMS shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if the party making the request has a reasonable need for such originals) in the possession or control of IMS or any of its Subsidiaries, but only to the extent such items are not already in the possession or control of the requesting party.

                  (b) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), after the Distribution Date, upon the prior written request by IMS for specific and identified Records which relate to (x) IMS or the conduct of the IMS Business up to the Effective Time, or (y) any Ancillary Agreement to which ST and IMS are parties, as applicable, ST shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if the party making the request has a reasonable need for such originals) in the possession or control of ST or any of its Subsidiaries, but only to the extent such items are not already in the possession or control of the requesting party.

         SECTION 4.2 ACCESS TO INFORMATION. Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), from and after the Distribution Date, each of IMS and ST shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party and its Subsidiaries insofar as such access is reasonably required by the other party and relates to (x) such other party or the conduct of its business prior to the Effective Time or (y) any Ancillary Agreement to which each of the party requesting such access and the party requested to grant such access are parties.

         SECTION 4.3 REIMBURSEMENT; OTHER MATTERS. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Records or access to information to the other party under this Article IV shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Records or access to information.

         SECTION 4.4 CONFIDENTIALITY. Each of (i) IMS and its Subsidiaries and
(ii) ST and its Subsidiaries shall not use or permit the use of (without the prior written consent of the other) and shall keep, and shall cause its consultants and advisors to keep, confidential all information concerning the other parties in its possession, its custody or under its control (except to the extent that (A) such information has been in the public domain through no fault of such party or (B) such information has been later lawfully acquired from other sources by such party or (C) this Agreement or any other Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information) to the extent such information (w) relates to or was acquired during the period up to the Effective Time, (x) relates to any Ancillary Agreement, (y) is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement, or (z) is based upon or is derived from information described in the preceding clauses (w), (x) or (y), and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other person, except such party's auditors and attorneys, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure.

         SECTION 4.5 PRIVILEGED MATTERS. The parties hereto recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of each of IMS, the members of the IMS Group and the members of the ST Group, and that each of IMS, the members of the IMS Group and the members of the ST Group should be deemed to be the client for the purposes of asserting all privileges which may be asserted under applicable law. To allocate the interests of each party in the information as to which any party is entitled to assert a privilege, the parties agree as follows:

                  (a) IMS shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the IMS Business, whether or not the privileged information is in the possession of or under the control of IMS or ST. IMS shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims constituting IMS Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by IMS, whether or not the privileged information is in the possession of or under the control of IMS or ST.

                  (b) ST shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the ST Business, whether or not the privileged information is in the possession of or under the control of IMS or ST. ST shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the subject matter of any claims constituting ST Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by ST, whether or not the privileged information is in the possession of or under the control of IMS or ST.

                  (c) The parties hereto agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 4.5, with respect to all privileges not allocated pursuant to the terms of Sections 4.5(a) and (b). All privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve both IMS and ST in respect of which both parties retain any responsibility or liability under this Agreement shall be subject to a shared privilege among them.

                  (d) No party hereto may waive any privilege which could be asserted under any applicable law, and in which any other party hereto has a shared privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third parties or as provided in subsection (e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after notice upon the other party requesting such consent.

                  (e) In the event of any litigation or dispute between or among any of the parties hereto, any party and a Subsidiary of another party hereto, or a Subsidiary of one party hereto and a Subsidiary of another party hereto, either such party may waive a privilege in which the other party has a shared privilege, without obtaining the consent of the other party, provided that such waiver of a shared privilege shall be effective only as to the use of information with respect to the litigation or dispute between the parties and/or their Subsidiaries, and shall not operate as a waiver of the shared privilege with respect to third parties.

                  (f) If a dispute arises between or among the parties hereto or their respective Subsidiaries regarding whether a privilege should be waived to protect or advance the interest of any party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other parties, and shall not unreasonably withhold consent to any request for waiver by another party. Each party hereto specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

                  (g) Upon receipt by any party hereto or by any Subsidiary thereof of any subpoena, discovery or other request which arguably calls for the production or disclosure of information subject to a shared privilege or as to which another party has the sole right hereunder to assert a privilege, or if any party obtains knowledge that any of its or any of its Subsidiaries' current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such privileged information, such party shall promptly notify the other party or parties of the existence of the request and shall provide the other party or parties a reasonable opportunity to review the information and to assert any rights it or they may have under this Section 4.5 or otherwise to prevent the production or disclosure of such privileged information.

                  (h) The transfer of all Records and other information pursuant to this Agreement is made in reliance on the agreement of IMS and ST, as set forth in Sections 4.4 and 4.5, to maintain the confidentiality of privileged information and to assert and maintain all applicable privileges. The access to information being granted pursuant to Sections 4.1 and 4.2 hereof, the agreement to provide witnesses and individuals pursuant to Sections 2.10 and 3.3 hereof, the furnishing of notices and documents and other cooperative efforts contemplated by Section 3.3 hereof, and the transfer of privileged information between and among the parties and their respective Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

         SECTION 4.6 OWNERSHIP OF INFORMATION. Any information owned by one party or any of its Subsidiaries that is provided to a requesting party pursuant to Article III or this Article IV shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.

         SECTION 4.7 LIMITATION OF LIABILITY. (a) No party shall have any liability to any other party in the event that any information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate.

                  (b) Other than in connection with Section 2.2, no party or any Subsidiary thereof shall have any liability or claim against any other party or any Subsidiary of any other party based upon, arising out of or resulting from any agreement, arrangement, course of dealing or understanding existing on or prior to the Distribution Date (other than this Agreement or any Ancillary Agreement or any agreement entered into in connection herewith or in order to consummate the transactions contemplated hereby or thereby), unless such agreement, arrangement, course of dealing or understanding is listed on Schedule 4.7(b) hereto, and any such liability or claim, whether or not in writing, which is not reflected on such Schedule, is hereby irrevocably cancelled, released and waived.

         SECTION 4.8 OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Article IV are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of information set forth in any Ancillary Agreement.

                                   ARTICLE V
                             ADMINISTRATIVE SERVICES

         SECTION 5.1 PERFORMANCE OF SERVICES. Beginning on the Distribution Date, IMS will provide, or cause one or more of its Subsidiaries to provide, to ST and its Subsidiaries such services on such terms as may be set forth in the Corporate Services Agreement and the Shared Transaction Services Agreements. Except as otherwise set forth in the Corporate Services Agreement, the Shared Transaction Services Agreements or any Schedules thereto, IMS will use (and will cause its Subsidiaries to use) commercially reasonable efforts to provide such services to ST and its Subsidiaries in a satisfactory and timely manner and as further specified in such Corporate Services Agreement or the Shared Transaction Services Agreements.

         SECTION 5.2 INDEPENDENCE. Unless otherwise agreed in writing, all employees and representatives of IMS and its Subsidiaries providing services to ST and its Subsidiaries will be deemed for purposes of all compensation and employee benefits matters to be employees or representatives of IMS and its Subsidiaries and not employees or representatives of ST and its Subsidiaries. In performing such services, such employees and representatives will be under the direction, control and supervision of IMS and its Subsidiaries (and not ST and its Subsidiaries) and IMS and its Subsidiaries will have the sole right to exercise all authority with respect to the employment (including, without limitation, termination of employment), assignment and compensation of such employees and representatives.

         SECTION 5.3 NON-EXCLUSIVITY. Nothing in this Agreement precludes ST from obtaining, in whole or in part, services of any nature that may be obtainable from its own employees or from providers other than IMS and its Subsidiaries.

                                   ARTICLE VI
                               DISPUTE RESOLUTION

         SECTION 6.1 NEGOTIATION. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including, without limitation, any claim based on contract, tort, statute or constitution (but excluding any controversy, dispute or claim arising out of any agreement relating to the use or lease of real property if any third party is a party to such controversy, dispute or claim) (collectively, "Agreement Disputes"), the Agreement Dispute shall be negotiated in good faith for a reasonable period of time by the local managers concerned (or the equivalent thereof) of the parties, PROVIDED that such reasonable period of time shall not exceed 15 days from the time the parties began such negotiations. Should there be no resolution of an Agreement Dispute within a reasonable period of time by such local managers (or the equivalent thereof) of the parties, the Agreement Dispute shall be negotiated in good faith for a reasonable period of time by the general counsels of the parties, PROVIDED that such reasonable period of time shall not, unless otherwise agreed by the parties in writing, exceed 15 days from the time the general counsels began such negotiations. Should there be no resolution of an Agreement Dispute within a reasonable period of time by the general counsels of the parties, the Agreement Dispute shall be negotiated in good faith for a reasonable period of time by the chief executive officers of the parties, or their respective designees, PROVIDED that such reasonable period of time shall not, unless otherwise agreed by the parties in writing, exceed 30 days from the time the chief executive officers of the parties, or their respective designees, began such negotiations; PROVIDED FURTHER that, in the event of any arbitration in accordance with Section 6.2 hereof, the parties shall not assert the defenses of statute of limitations and laches arising for the period beginning after the date the parties began negotiations hereunder, and any contractual time period or deadline under this Agreement or any Ancillary Agreement to which such Agreement Dispute relates shall not be deemed to have passed until such Agreement Dispute has been resolved.

         SECTION 6.2 ARBITRATION. If after such reasonable period such local managers concerned (or the equivalent thereof), general counsels or chief executive officers, or their respective designees are unable to settle such Agreement Dispute (and in any event, unless otherwise agreed in writing by the parties, after 60 days have elapsed from the time the parties began such negotiations), such Agreement Dispute shall be determined, at the request of any party, by arbitration conducted in New York City, before and in accordance with the then-existing International Arbitration Rules of the American Arbitration Association (the "Rules"). In any dispute between the parties hereto, the number of arbitrators shall be one. Any judgment or award rendered by the arbitrator shall be final, binding and nonappealable (except upon grounds specified in 9 U.S.C. ss.10(a) as in effect on the date hereof). If the parties are unable to agree on the arbitrator, the arbitrator shall be selected in accordance with the Rules; PROVIDED that the arbitrator shall be a U.S. national. Any controversy concerning whether an Agreement Dispute is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate, or as to the interpretation of enforceability of this
Article VI shall be determined by the arbitrator. In resolving any dispute, the parties intend that the arbitrator apply the substantive laws of the State of New York, without regard to the choice of law principles thereof. The parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The parties agree to comply with any award made in any such arbitration proceeding that has become final in accordance with the Rules and agree to enforcement of or entry of judgment upon such award, by any court of competent jurisdiction, including (a) the Supreme Court of the State of New York, New York County, or (b) the United States District Court for the Southern District of New York, in accordance with Section 8.17 hereof. The arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings, including, without limitation, monetary damages, specific performance and all other forms of legal and equitable relief; PROVIDED, however, the arbitrator shall not be entitled to award punitive damages. Without limiting the provisions of the Rules, unless otherwise agreed in writing by or among the parties or permitted by this Agreement, the parties shall keep confidential all matters relating to the arbitration or the award, PROVIDED such matters may be disclosed
(i) to the extent reasonably necessary in any proceeding brought to enforce the award or for entry of a judgment upon the award and (ii) to the extent otherwise required by law. Notwithstanding Article 32 of the Rules, the party other than the prevailing party in the arbitration shall be responsible for all of the costs of the arbitration, including legal fees and other costs specified by such
Article 32. Nothing contained herein is intended to or shall be construed to prevent any party, in accordance with Article 22(3) of the Rules or otherwise, from applying to any court of competent jurisdiction for interim measures or other provisional relief in connection with the subject matter of any Agreement Disputes.

         SECTION 6.3 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article VI with respect to all matters not subject to such dispute, controversy or claim.

                                   ARTICLE VII
                                    INSURANCE

         SECTION 7.1 POLICIES AND RIGHTS INCLUDED WITHIN ASSETS; ASSIGNMENT OF POLICIES. (a) POLICY RIGHTS. The ST Assets shall include (i) any and all rights of an insured party under each of the Shared Policies, subject to the terms of such Shared Policies and any limitations or obligations of ST contemplated by this Article VII, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred prior to the Distribution Date by any party in or in connection with the conduct of the ST Business or, to the extent any claim is made against ST or any of its Subsidiaries, the conduct of the IMS Business, and which claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence under one or more of such Shared Policies.

                  (b) ASSIGNMENT OF SHARED POLICIES. Subject to the terms and conditions hereof, ST hereby assigns, transfers and conveys to IMS all of ST's right, title and interest in and to any and all of the Shared Policies, including, without limitation, the right of indemnity, the right to be defended by or at the expense of the insurer and the right to any applicable Insurance Proceeds thereunder; and IMS and ST shall use their commercially reasonable efforts to obtain any required consents of insurers to the assignment contemplated by this paragraph.

         SECTION 7.2 POST-DISTRIBUTION DATE CLAIMS. If, subsequent to the Distribution Date, any person shall assert a claim against ST or any of its Subsidiaries (including, without limitation, where ST or its Subsidiaries are joint defendants with other persons) with respect to any claim, suit, action, proceeding, injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Distribution Date in or in connection with the conduct of the ST Business or, to the extent any claim is made against ST or any of its Subsidiaries (including, without limitation, where ST or its Subsidiaries are joint defendants with other persons), in connection with the conduct of the IMS Business, and which claim, suit, action, proceeding, injury, loss, liability, damage or expense may arise out of an insured or insurable occurrence under one or more of the Shared Policies, IMS shall, at the time such claim is asserted, to the extent any such Policy may require that Insurance Proceeds thereunder be collected directly by the named insured or anyone other than the party against whom the Insured Claim is asserted, be deemed to designate, without need of further documentation, ST as the agent and attorney-in-fact to assert and to collect any related Insurance Proceeds under such Shared Policy.

         SECTION 7.3 ADMINISTRATION; OTHER MATTERS. (a) ADMINISTRATION. From and after the Distribution Date, IMS shall be responsible for (i) Insurance Administration of the Shared Policies and (ii) Claims Administration under such Shared Policies with respect to IMS Liabilities and ST Liabilities; PROVIDED that the assumption of such responsibilities by IMS is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim of a named insured under such Policies as contemplated by the terms of this Agreement; PROVIDED FURTHER that IMS' assumption of the administrative responsibilities for the Shared Policies shall not relieve the party submitting any Insured Claim of the primary responsibility for reporting such Insured Claim accurately, completely and in a timely manner or of such party's authority to settle any such Insured Claim within any period permitted or required by the relevant Policy; and PROVIDED FURTHER that all direct or indirect communication with insurers relating to the Shared Policies shall be conducted by IMS. IMS may discharge its administrative responsibilities under this Section 7.3 by contracting for the provision of services by independent parties. Each of the parties hereto shall administer and pay any costs relating to defending its respective Insured Claims under Shared Policies to the extent such defense costs are not covered under such Policies and shall be responsible for obtaining or reviewing the appropriateness of releases upon settlement of its respective Insured Claims under Shared Policies. The disbursements, out-of-pocket expenses and direct and indirect costs of employees or agents of IMS relating to Claims Administration and Insurance Administration contemplated by this Section 7.3(a) shall be for ST's account if they relate to ST Liabilities and for IMS' account if they relate to IMS Liabilities.

                  (b) EXCEEDING POLICY LIMITS. Except as set forth in this
Section 7.3(b), IMS and ST shall not be liable to one another for claims not reimbursed by insurers for any reason not within the control of IMS or ST, as the case may be, including, without limitation, coinsurance provisions, deductibles, quota share deductibles, self-insured retentions, bankruptcy or insolvency of an insurance carrier, Shared Policy limitations or restrictions, any coverage disputes, any failure to timely claim by IMS or ST or any defect in such claim or its processing, PROVIDED that ST shall be responsible for the amount of the difference, if any, between the deductible set forth in any Shared Policy and the deductible allocable to IMS as set forth in Schedule 7.3(b) hereto.

                  (c) ALLOCATION OF INSURANCE PROCEEDS. Insurance Proceeds received with respect to claims, costs and expenses under the Shared Policies shall be paid to IMS, which shall thereafter administer the Shared Policies by paying the Insurance Proceeds, as appropriate, to ST with respect to ST Liabilities and to IMS with respect to IMS Liabilities. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from such Policies will be made by IMS to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Shared Policies are exceeded by the aggregate of outstanding Insured Claims by both of the parties hereto, the parties agree to allocate the Insurance Proceeds received thereunder based upon their respective percentage of the total of their bona fide claims which were covered under such Shared Policy (their "allocable portion of Insurance Proceeds"), and any party who has received Insurance Proceeds in excess of such party's allocable portion of Insurance Proceeds shall pay to the other party the appropriate amount so that each party will have received its allocable portion of Insurance Proceeds pursuant hereto. Each of the parties agrees to use commercially reasonable efforts to maximize available coverage under those Shared Policies applicable to it, and to take all commercially reasonable steps to recover from all other responsible parties in respect of an Insured Claim to the extent coverage limits under a Shared Policy have been exceeded or would be exceeded as a result of such Insured Claim.

                  (d) ALLOCATION OF DEDUCTIBLES. In the event that both parties have bona fide claims under any Shared Policy for which a deductible is payable, the parties agree that the aggregate amount of the deductible paid shall be borne by the parties in the same proportion which the Insurance Proceeds received by each such party bears to the total Insurance Proceeds received under the applicable Shared Policy (their "allocable share of the deductible"), and any party who has paid more than such share of the deductible shall be entitled to receive from the other party an appropriate amount so that each party has borne its allocable share of the deductible pursuant hereto. For purposes of this Section 7.3(d), the amount of the relevant deductible under any Shared Policy shall be that set forth in Schedule 7.3(b) hereto.

                  (e) Effective as of the Distribution Date, each of ST and IMS shall be responsible for its applicable deductible for workers' compensation, general liability and automobile liability claims as set forth in Schedule 7.3(e).

         SECTION 7.4 AGREEMENT FOR WAIVER OF CONFLICT AND SHARED DEFENSE. In the event that Insured Claims of both of the parties hereto exist relating to the same occurrence, the parties shall jointly defend and waive any conflict of interest necessary to the conduct of the joint defense. Nothing in this Article VII shall be construed to limit or otherwise alter in any way the obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

         SECTION 7.5 COOPERATION. The parties agree to use their commercially reasonable efforts to cooperate with respect to the various insurance matters contemplated by this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.1 COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, including the Exhibits and Schedules, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. Other than
Section 2.1(j), Section 2.8, Section 4.5 and Article VI, which shall prevail over any inconsistent or conflicting provisions in any Ancillary Agreement, notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control.

         SECTION 8.2 ANCILLARY AGREEMENTS. Subject to the last sentence of
Section 8.1, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

         SECTION 8.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 8.4 SURVIVAL OF AGREEMENTS. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

         SECTION 8.5 EXPENSES. Except as otherwise contemplated in this Agreement or any Ancillary Agreement, all costs and expenses incurred with the Distribution, which includes the preparation, execution and delivery of the Information Statement (including any registration statement on Form 10 of which such Information Statement may be a part), shall be charged to and paid by IMS; PROVIDED, HOWEVER, that the costs and expenses associated with the implementation and consummation of the transactions contemplated hereby or by any Ancillary Agreement, including, without limitation, name changes, trademark registrations, establishment of benefit plans and compensation to benefits consultants, will be charged to and paid by ST.

         SECTION 8.6 PAYMENTS. Except as otherwise contemplated in this Agreement or any Ancillary Agreement, all payments to be made by IMS or ST under this Agreement shall be made in United States dollars within the United States.

         SECTION 8.7 NOTICES. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

                  (i)      if to IMS, to:

                  IMS Health Incorporated
                  200 Nyala Farms
                  Westport, CT  06880
                  Telecopy: (203) 222-4313
                  Attn: General Counsel; and


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

                  (ii)     if to ST, to:

                  Synavant Inc.
                  3445 Peachtree Rd., NE, Suite 1400
                  Atlanta, GA  30326
                  Telecopy: (404) 841-4115
                  Attn:  Chief Financial Officer.

         SECTION 8.8 WAIVERS. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

         SECTION 8.9 AMENDMENTS. Subject to the terms of Section 8.12 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

         SECTION 8.10 ASSIGNMENT. (a) This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other parties hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

                  (b) IMS will not distribute to its stockholders any interest in any IMS Business Entity, by way of a spin-off distribution, split-off or exchange of interests in a IMS Business Entity for any interest in IMS held by IMS stockholders, or any similar transaction or transactions, unless the distributed IMS Business Entity undertakes to ST to be jointly and severally liable for all IMS Liabilities hereunder.

                  (c) ST will not distribute to its stockholders any interest in any ST Business Entity, by way of a spin-off distribution, split-off or exchange of interests in a ST Business Entity for any interest in ST held by ST stockholders, or any similar transaction or transactions, unless the distributed ST Business Entity undertakes to IMS to be jointly and severally liable for all ST Liabilities hereunder.

         SECTION 8.11 SUCCESSORS AND ASSIGNS. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         SECTION 8.12 TERMINATION. This Agreement (including, without limitation, Article III hereof) may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of IMS without the approval of ST or the shareholders of IMS. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the parties; PROVIDED, HOWEVER, that Article III shall not be terminated or amended after the Distribution in respect of the third party beneficiaries thereto without the consent of such persons.

         SECTION 8.13 SUBSIDIARIES. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Distribution Date.


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

         SECTION 8.14 THIRD PARTY BENEFICIARIES. Except as provided in Article III relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         SECTION 8.15 TITLE AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         SECTION 8.16 EXHIBITS AND SCHEDULES. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

         SECTION 8.17 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

         SECTION 8.18 CONSENT TO JURISDICTION. Without limiting the provisions of Article VI hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 8.18. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or
(ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 8.19 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.


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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                         IMS HEALTH INCORPORATED


                                         By: /s/ MATTHEW L. FRIEDMAN
                                             ---------------------------
                                             Name: Matthew L. Friedman
                                             Title: Vice President


                                         SYNAVANT INC.


                                         By: /s/ JAMES C. MALONE
                                             ---------------------------
                                             Name: James C. Malone
                                             Title: Vice President


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